Exhibit 10.12
(English Translation)

TECHNOLOGY LICENSE CONTRACT

This contract (the “Contract”) is entered by and between the following two parties on July 23, 2010 in Zhaoqing City, Guangdong Province, China:

Licensor: Lin Xiangzhong (the “Licensor”)
Licensee: Guangdong Jinhao Motorcycle Company Limited (the “Licensee”)

Whereas, the Licensor is the legal owner of a new type permanent magnetism brushless four-quadrant direct current electric motor technology and the Licensee is the investor of all expenses of the research and development of product and technology of a new type Permanent magnetism brushless four-quadrant direct current electric motor;

Whereas, the Licensor has right and is willing to license the Licensee to manufacture, use, sell, promise to sell and import a new type permanent magnetism brushless four-quadrant direct current electric motor and use the technology of a new type permanent magnetism brushless four-quadrant direct current electric motor;

Whereas, the Licensee may use the Technology to manufacture and sell Patent Product (as defined below);

The parties through friendly consultation and reach the following agreement subject to the terms and conditions hereto:

Article 1. Definitions

1.1 “Patent Product” means the new type permanent magnetism brushless four-quadrant direct current electric motor as specified in the attachment one of this Contract; such product has been certified as utility model patent (the “Patent”) by State Intellectual Property Office of the PRC with the patent No. of 200610020086.X

Exhibit 10.12
(English Translation)

1.2 “Technology” means the technology to produce the Patent Product.

Article 2. The Contract scope

2.1 The Licensor agrees to license the Licensee to manufacture, use, sell, promise to sell and import Patent Product and the Licensee agrees to obtain license from the Licensor to o manufacture, use, sell, promise to sell and import Patent Product.

2.2 The Licensor agrees to license the Licensee to use the Technology and the Licensee agrees to obtain license from the Licensor to use the Technology.

2.3 The license the Licensee obtains from the Licensor pursuant to clause 2.1 and 2.2 of this Contract shall be an exclusive license. Within the valid term of this Contract, the Licensor himself shall not manufacture Patent Product, or use the Technology, or license or transfer or sell or mortgage or pledge the Technology or the Patent to any third party.

2.4 The Licensor hereby agrees, (1) the Licensee per se has right to use the Patent or the Technology, and (2) the Licensee has right to license any third party at its sole discretion to use the Patent or the Technology without the Licensor’s consent and/or any fee payable to the Licensor.

2.5 The licensed district of the exclusive license of the Patent and the Technology the Licensor gives to the Licensee is China (for the purpose of this Contract, China does not include Hong Kong, Macau and Taiwan).

2.6 The Licensor shall provide to the Licensee the materials of the Technology, including the name, content, application status and application number.

Exhibit 10.12
(English Translation)

2.7 The Licensor shall provide to the Licensee sufficient and timely technical support, guidance and training for the use of the Technology and the Patent.

2.8 During the performance of this Contract, if the Licensee needs the Licensor to provide technical service or update or develop new technology, the Licensor shall cooperate to make research and development in accordance with the Licensee’s requirements at the expenses of the Licensee. The Licensor and Licensee shall enter into an agreement with respect to the R&D under this clause.

Article 3. The price of the Contract

3.1 The exclusive license under this Contract licensed by the Licensor to the Licensee is free. The Licensee shall not be obligated to pay any fee or expense to the Licensor for such license.

Article 4. Delivery and modification of the materials

4.1 The Licensor shall provide to the Licensee the name and content of materials of the Technology and the status and relevant situations in relation to the Patent applied by the Licensor.

4.2 The Licensor shall immediately delivery the materials of the Technology as set forth in clause 4.1 upon execution of this Contract.

4.3 Within the valid term of this Contract, if the Licensor makes any improvement or development of the Technology and the Patent, he shall deliver all the technical achievements and materials of such improvement and development to the Licensee for free and the Licensee is entitled to the ownership, patent application right and patent right of such technical achievements. The Licensor shall not apply such technical achievement for patent or transfer or license it to any third party.

Exhibit 10.12
(English Translation)

4.4 Within the valid term of this Contract, if the Licensor makes any improvement or development of the Technology and the Patent, the intellectual properties such as patent application right and patent right of all the technical achievements made therefrom and the technical achievements per se shall belong to the Licensee; the Licensor shall not use such technical achievements unless (1) the Licensor has obtained the prior written consent of the Licensee, and (2) such technical achievements are only used to further development by the Licensor, as authorized by the Licensee.

Article 5. Infringement and covenants

5.1 The Licensor covenants that he is the legal owner of the Patent, the Technology and relevant materials and has right to license the Licensee to use the Patent and the Technology. If there is any third party claims infringement against the Licensee for the Licensee’s use of the Patent or the Technology in or outside China, the Licensor shall be responsible for negotiation with such third party and assume all legal and economic liabilities resulting therefrom. If the Licensee is therefore liable to pay compensation to the third party or subject to other legal obligations according to relevant effective court judgement, verdict, award or reconciliation agreement, the Licensor shall, before the Licensee undertakes such liabilities and obligation to the third party, compensate all the loss of the Licensee including such liabilities and obligation the Licensee is subject to.

5.2 Within the valid term of this Contract, the Licensor shall keep the Patent valid and legal and pay the patent annual fees and other relevant fees in accordance with relevant regulation to maintain the validity of the Patent.

Exhibit 10.12
(English Translation)

5.3 Within the valid term of this Contract, Licensor shall immediately notice Licensee in writing for any change of the nature of the Patent or the Technology. The parties shall consult the performance of this Contract then.

5.4 Within the valid term of this Contract, if the Licensor plans to waive the Patent, he shall notice the Licensee in writing at least thirty (30) days in advance; the Licensor shall transfer the Patent to Licensee for free, if required by the Licensee, and execute all necessary documents and provide all necessary assistance for such transfer to complete the patent transfer registration and announcement in State Intellectual Property Office of the PRC.

Article 6. Tax

6.1 Each party shall undertake its own taxes under this agreement in accordance with relevant laws and regulations.

Article 7. Dispute Resolution

7.1 Any dispute arising from or related to this Contract shall be submitted to the court which is located in the execution place of this Contract.

Article 8. Valid Term

8.1 Both parties acknowledge that this Contract constitutes the entire agreement of both Parties with respect to license of Patent and the Technology, and replaces all prior agreements, contracts, memorandums, documents and discussion with respect to the license of the Patent and the Technology. The Patent Technology Use Right Transfer Agreement signed by both parties as of October 1, 2008, shall be terminated on the effective date of this Contract.

Exhibit 10.12
(English Translation)

8.2 This Contract shall be effective upon the execution by the Licensor and the Licensee. The license under this Contract can be traced back to the date of initiative use by Licensee. The term of this Contract shall terminate on the earliest of the following:

(1) expiration of the Patent;

(2) the Patent is terminated before expiration; or

(3) bankruptcy of the Licensee, or Licensee is subject to a winding up or dissolution.

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Exhibit 10.12
(English Translation)

Signature Page

Licensee: Guangdong Jinhao Motorcycle Company Limited

Signature: (company seal of Guangdong Jinhao Motorcycle Company Limited)

Date of execution: July 23, 2010

Licensor: Lin Xiangzhong

Signature: /s/ Lin Xiangzhong

Date of execution: July 23, 2010